EXHIBIT 99.6(a)(1)

                             DISTRIBUTION AGREEMENT


         AGREEMENT made this 30th day of August, 1984 between EATON VANCE GROWTH FUND, a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, hereinafter called the "Fund," and Eaton Vance Distributors, Inc., a Massachusetts corporation having its principal place of business in said Boston, hereinafter sometimes called the "Principal Underwriter".

         Now therefore, in consideration of the mutual promises and undertakings herein contained, the parties hereto agree:

         1. The Fund grants to the Principal Underwriter the right to purchase shares of the Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Principal Underwriter agrees to use all reasonable efforts (consistent with the other business of the Principal Underwriter) to secure purchasers for shares of the Fund.

         The Principal Underwriter shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for shares of the Fund placed with the Principal Underwriter by dealers or investors as set forth in the current Prospectus relating to shares of the Fund. The price which the Principal Underwriter shall pay for the shares so purchased from the Fund shall be the net asset value used in determining the public offering price on which such orders were based. The Principal Underwriter shall notify Investors Bank & Trust Company and The Shareholder Services Group, Inc., Custodian and Transfer Agent of the Fund, respectively, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of shares and the prices thereof which the Principal Underwriter is to purchase as principal for resale. The Principal Underwriter shall take down and pay for shares ordered from the Fund on or before the tenth business day (excluding Saturdays) after the shares have been so ordered.

         The right granted to the Principal Underwriter to buy shares from the Fund shall be exclusive, except that said exclusive right shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Fund; nor shall it apply to shares issued by the Fund in distribution of realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

         2. The shares may be resold by the Principal Underwriter to dealers having sales agreements with the Principal Underwriter, and to investors, upon the following terms and conditions:

         The public offering price, i.e., the price per share at which the Principal Underwriter or dealer purchasing shares from the Principal Underwriter may sell shares to the public, shall be the public offering price as set forth in the current Prospectus relating to said shares, but not to exceed the net asset value at which the Principal Underwriter is to purchase the shares, plus a sales charge not to exceed 4.75% of the public offering price (the net asset value divided by .9525). If the resulting public offering price does not come out to an even cent, the public offering price shall be adjusted to the nearer cent.

         The Principal Underwriter may also sell shares to the trustees and officers of the fund, and to the directors and officers of its investment adviser and of the Principal Underwriter, and to the bona fide, full-time employees or sales representatives of any of the foregoing who have acted as such for not less than 90 days, and to any trust, pension, profit-sharing or other benefit plan for such person, at the net asset value at which the Principal Underwriter is to purchase such shares, provided such sales are made upon the written assurance of the purchaser that the purchase is made for investment purposes and that the shares will not be resold except through redemption or repurchase by or on behalf of the Fund. The term "employees" as used in this paragraph includes an employee's spouse and minor children and retired employees.

         The net asset value of shares of the Fund shall be determined by the Fund or Investors Bank & Trust Company, as the agent of the Fund, as of the close of the New York Stock Exchange on each business day on which said Exchange is open, in accordance with the method referred to in Article XII of the Declaration of Trust of the Fund. The Fund may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other time or times as may from time to time be agreed upon by the Fund and Principal Underwriter. The Fund will notify the Principal Underwriter each time the net asset value of the shares is determined and when such value is so determined it shall be applicable to transactions as set forth in the current Prospectus and Statement of Additional Information relating to shares.

         No share of its stock shall be sold by the Fund during any period when the determination of net asset value is suspended pursuant to Article XII of the Declaration of Trust of the Fund, except to the Principal Underwriter, in the manner and upon the terms above set forth to cover contracts of sale made by the Principal Underwriter with its customers prior to any such suspension, and except as provided in the last paragraph of paragraph 1 hereof. The Fund shall also have the right to suspend the sale of its shares if in the judgment of the Fund conditions obtaining at any time render such action advisable. The Principal Underwriter shall have the right to suspend sales at any time, to refuse to accept or confirm any order from an investor or dealer, or to accept of confirm any such order in part only, if in the judgment of the Principal Underwriter such action is in the best interests of the Fund.

         3. The Fund agrees that it will, from time to time, take all necessary action to register its shares under the Federal Securities Act of 1933 (as amended from time to time) to the end that there will be available for sale such number of shares as the Principal Underwriter may reasonably be expected to sell. The Fund covenants and agrees that it will use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of its shares, and will indemnify and hold harmless the Principal Underwriter and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the Securities Act of 1933 or on any other statute or at common law, on the ground that the registration statement or Prospectus and Statement of Additional Information, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Principal Underwriter and any such controlling person to be deemed to protect such Principal Underwriter or any such controlling person against any liability to the Fund or its security holders to which such Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Principal Underwriter or such controlling person unless the Principal Underwriter or any such controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Principal Underwriter or such controlling person (or after such Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from liability which may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retains such counsel, the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it shall reimburse the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the shares.

         4. The Principal Underwriter covenants and agrees that, in selling the shares of the Fund, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws relating to the sale of such securities, and will indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the Securities Act of 1933 or any other statute or at common law, on account of any wrongful act of the Principal Underwriter or any of its employees (including any failure to conform with any requirement of any state or federal law relating to the sale of such securities) or on the ground that the registration statement or Prospectus and Statement of Additional Information, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter, provided, however, that in no case (i) is the indemnity of the Principal Underwriter in favor of any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject to by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or (ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Principal Underwriter does not elect to assume the defense of any such suit, it shall reimburse the Fund, and such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Principal Underwriter agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

         Neither the Principal Underwriter nor any dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (as said Registration Statement, Prospectus and Statement of Additional Information may be amended or supplemented from time to time), covering the shares of the Fund. Neither the Principal Underwriter nor any dealer nor any other person is authorized to act as agent for the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. All such sales made by the Principal Underwriter shall be made by it as principal, for its own account. The Principal Underwriter may, however, act as agent in connection with the repurchase of shares as provided in paragraph 6 below, or in connection with "exchanges" between investment companies for which the Principal Underwriter (or an affiliate thereof) acts as Principal Underwriter or investment adviser.

         5. The Fund will pay, or cause to be paid -

            (i) all the costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of any required Registration Statement and/or Prospectus and Statement of Additional Information under the Securities Act of 1933 or the Investment Company Act of 1940 and all amendments and supplements thereto, and preparing and distributing periodic reports, Prospectuses and Statements of Additional Information to shareholders (including the expense of setting up in type any such Registration Statement, Prospectus, and Statement of Additional Information or periodic report);

            (ii) the cost of preparing temporary and permanent stock certificates for shares of the Fund;

            (iii) The cost and expenses of delivering to the Principal Underwriter at its office in Boston, Massachusetts, all shares purchased by it as principal hereunder;

            (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Fund to the Principal Underwriter of any and all shares of the Fund purchased by the Principal Underwriter hereunder;

            (v) the fees, costs and expenses of the registration or qualification of shares of the Fund for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state, territory or other jurisdiction); and

            (vi) all expenses and payments to be paid by the Fund pursuant to any written plan approved in accordance with Rule 12b-1 under the Investment Company Act of 1940 in connection with the distribution of shares of the Fund.

         The Principal Underwriter agrees that, after the Prospectus, Statement of Additional Information, and periodic reports have been set up in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares to dealers or investors (other than to existing shareholders of the Fund). The Principal Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Principal Underwriter or furnished by it for use by dealers in connection with the offering of the shares for sale to the public and any expenses of advertising in connection with such offering.

         6. The Fund hereby authorizes the Principal Underwriter to repurchase, upon the terms and conditions set forth in written instructions given by the Fund to the Principal Underwriter from time to time, as agent of the Fund and for its account, such shares of the Fund as may be offered for sale to the Fund from time to time.

         (a) The Principal Underwriter shall notify in writing Investors Bank & Trust Company and The Shareholder Services Group, Inc., Custodian and Transfer Agent of the Fund, respectively, at the end of each business day, or as soon thereafter as the repurchases in each pricing period have been compiled, of the number of shares repurchased for the account of the Fund since the last previous report, together with the prices at which such repurchases were made, and upon the request of any officer or Trustee of the Fund shall furnish similar information with respect to all repurchases made up to the time of the request on any day.

         (b) The Fund reserves the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by an officer of the Principal Underwriter, by telegraph or by written instrument from an officer of the Fund duly authorized by its Board of Trustees. In the event that the authorization of the Principal Underwriter is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this paragraph 6 shall not be revived except by action of a majority of the Board of Trustees of the Fund.

         (c) The Principal Underwriter shall have the right to terminate the operation of this paragraph 6 upon giving to the Fund thirty (30) days' written notice thereof.

         (d) The Fund agrees to authorize and direct The Shareholder Services Group, Inc., Transfer Agent, to pay, for the account of the Fund, the purchase price of any shares so repurchased against delivery of the certificates in proper form for transfer to the Fund or for cancellation by the Fund.

         (e) The Principal Underwriter shall receive no commission in respect of any repurchase of shares under the foregoing authorization and appointment as agent.

         (f) The Fund agrees to reimburse the Principal Underwriter, from time to time on demand, for any reasonable expenses incurred in connection with the repurchase of shares pursuant to this paragraph 6.

         7. If, at any time during the existence of this Agreement, the Fund shall deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, and shall notify the Principal Underwriter of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Principal Underwriter declines to assent to such amendment, the fund may terminate this Agreement forthwith by written notice to the Principal Underwriter. If, at any time during the existence of this Agreement upon request by the Principal Underwriter, the Fund fails (after a reasonable time) to make any changes in its Declaration of Trust or in its methods of doing business which are necessary in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Principal Underwriter is or may be a member, relating to the sale of the shares of the Fund, the Principal Underwriter may terminate this Agreement forthwith by written notice to the Fund.

         8. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Principal Underwriter nor any officer or trustee of the Principal underwriter shall act as a principal. The Principal Underwriter covenants that it and its officers and trustees shall comply with the provisions Section 1 of Article XIV of the Fund's By-Laws applicable to them.

         9. The Principal Underwriter agrees that it will not take any long or short positions in the shares of the Fund except as permitted by paragraphs 1 and 6 hereof, and that, so far as it can control the situation, it will prevent any officer, Director or owner of voting common stock of the Principal Underwriter from taking any long or short position in the shares of the Fund, except as permitted by the By-Laws of the Fund as from time to time in effect.

         10. (a)The Principal Underwriter is a corporation in the United States, organized under the laws of Massachusetts and holding membership in the National Association of Securities Dealers, Inc., a securities association registered under Section 15A of the Securities Exchange Act of 1934, and during the life of this Agreement will continue to be so resident in the United States, so organized and a member in good standing of said Association. The Principal Underwriter will comply with the Fund's Declaration of Trust and By-Laws, and the Investment Company Act of 1940 and the rules promulgated thereunder, insofar as they are applicable to the Principal Underwriter.

         (b) The Principal Underwriter shall maintain in the United States and preserve therein for such period or periods as the Securities and Exchange Commission shall prescribe by rules and regulations applicable to it as Principal Underwriter of an open-end investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Fund. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Principal Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.

         11. This Agreement shall continue in force indefinitely until terminated as in this Agreement above provided, except that:

         (a) that this Agreement shall remain in full force and effect through and including February 28, 1990, and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 1990 is specifically approved at least annually (i) by the vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Principal Underwriter case in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund; and

         (b) that either shall have the right to terminate this Agreement on six
(6) months' written notice thereof given in writing to the other.

         (c) the Fund shall have the right to terminate this Agreement forthwith in the event that it shall have been established by a court of competent jurisdiction that the Principal Underwriter or any director or officer of the Principal Underwriter has taken any action which results in a breach of the covenants set out in paragraph 8 hereof.

         12. In the event of the assignment of this Agreement by the Principal Underwriter, this Agreement shall automatically terminate.

         13. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage paid, to the other party, at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the record address of the Fund, and that of the Principal Underwriter, shall be 24 Federal Street, Boston, Massachusetts.

         14. The services of the Principal Underwriter to the Fund hereunder are not to be deemed to be exclusive, the Principal Underwriter being free to (a) render similar services to, and to act as principal underwriter in connection with the distribution of shares of, other investment companies, and (b) engage in other business and activities from time to time.

         15. The terms "vote of a majority of the outstanding voting securities", "assignment" and "interested persons, " when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         16. The Adviser expressly acknowledges the provision in the Declaration of Trust of the Fund (Article XIV, Section 2) limiting the personal liability of the Trustees and shareholders of the Fund, and the Adviser hereby agrees that it shall have recourse only to the assets of the Fund for payment of claims or obligations as between the Fund and Adviser arising out of this Agreement and shall not seek satisfaction thereof from the Trustees or shareholders of the Fund.

         17. This Agreement replaces the Distribution Agreement dated December 15, 1982 between the Principal Underwriter and Eaton Vance Growth Fund, Inc. (the Fund's predecessor), said Distribution Agreement being terminated effective with the execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                      EATON VANCE GROWTH FUND

                                      By/s/ Edwin W. Bragdon
                                      -------------------------------
                                                  Vice President

                                      EATON VANCE DISTRIBUTORS, INC.

                                      By/s/ Duane E. Waldenburg
                                      -------------------------------
                                                  President